Exhibit 5.2

KULIK GOTTESMAN & SIEGEL LLP

Real Estate Department File No. 2192-0001	Attorneys at Law Comerica Bank Building 15303 Ventura Boulevard Suite 1400 Sherman Oaks, California 91403 www.kgslaw.com	Telephone (310) 557-9200 (818) 817-3600 Facsimile (310) 557-0224 e-mail dgottesman@kgslaw.com

November 1, 2013

Kennedy-Wilson Holdings, Inc., and

Kennedy-Wilson, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”), and Kennedy-Wilson, Inc., a Delaware corporation (“KW”), in connection with their filing on November 1, 2013, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a form of prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by one or more Prospectus Supplements, may contemplate the issue and sale of: (i) shares of common stock, par value $0.0001 per share, of KWH (the “Common Stock”), (ii) one or more series of preferred stock, par value $0.0001 per share, of KWH (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) one or more new series of debt securities of KWH (the “KWH Debt Securities”) to be issued pursuant to an Indenture, in the form incorporated by reference as Exhibit 4.3 to the Registration Statement, to be entered into between KWH and the trustee party thereto (the “KWH Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of KWH, in each case establishing the terms of each such series (collectively, the “KWH Indenture”); (v) one or more new series of debt securities of KW (the “KW New Debt Securities”) to be issued pursuant to that certain Indenture (the “KW Base Indenture”), dated as of November 28, 2012, between KW and Wilmington Trust, National Association, as trustee (the “KW Trustee”), in the form incorporated by reference as Exhibit 4.23 to the Registration Statement, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of KW, in each case establishing the terms of each such series (collectively, the “KW New

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Debt Indenture”); (vi) a series of debt securities of KW titled the “8.750% Senior Notes due 2019” (the “2019 Notes”) to be issued pursuant to that certain Indenture (the “2019 Note Base Indenture”), dated as of April 15, 2011, among KW, KWH, the subsidiary guarantor parties thereto and the KW Trustee, as trustee, in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, as supplemented from time to time (the 2019 Note Base Indenture, as so supplemented, the “2019 Note Indenture”); (vii) a series of debt securities of KW titled the “7.75% Senior Notes due 2042” (the “2042 Notes,” and the 2042 Notes, together with the KWH Debt Securities, the KW New Debt Securities and the 2019 Notes, the “Debt Securities”) to be issued pursuant to the KW Base Indenture and that certain Supplemental Indenture No. 1 thereto (the “2042 Note Supplemental Indenture”), dated as of November 18, 2012, among KW, KWH, the subsidiary guarantor parties thereto and the KW Trustee, as trustee, in the form incorporated by reference as Exhibit 4.5 to the Registration Statement, as further supplemented from time to time (the KW Base Indenture, as so supplemented, the “2042 Note Indenture,” and the 2042 Note Indenture, together with the KWH Indenture, the KW New Debt Indenture and the 2019 Note Indenture, the “Indentures”); (viii) guarantees of the KWH Debt Securities (the “KWH Debt Guarantees”), by one or more of the entities identified in Schedule A hereto and KW (collectively, the “KWH Guarantors”), to be issued pursuant to the KWH Indenture; (ix) guarantees of the KW New Debt Securities (the “KW New Debt Guarantees”), by one or more of the entities identified in Schedule A hereto and KWH (collectively, the “KW Guarantors,” and the KW Guarantors, together with the KWH Guarantors, the “Guarantors”), to be issued pursuant to the KW New Debt Indenture; (x) guarantees of the 2019 Notes (the “2019 Note Guarantees”), by one or more of the KW Guarantors, to be issued pursuant to the 2019 Note Indenture; and (xi) guarantees of the 2042 Notes (the “2042 Note Guarantees,” and the 2042 Note Guarantees, together with the KWH Debt Guarantees, the KW New Debt Guarantees and the 2019 Note Guarantees, the “Guarantees”), by one or more of the KW Guarantors, to be issued pursuant to the 2042 Note Indenture.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of KWH, KW, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the States of California and Illinois, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, Delaware and Illinois, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state; provided, however, that we are admitted to practice law only in the State of California and have assumed without further inquiry that the laws of the

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States of Illinois and Delaware are substantially similar to and would lead to the same result as those of the State of California in respect of the opinions contained herein and base our opinions upon such assumption. Various matters concerning the laws of the State of New York are addressed in the letter of Latham & Watkins LLP, which has been separately provided to you. We express no opinion with respect to those matters herein and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)        When an issuance of Common Stock has been duly authorized by all necessary corporate action of KWH, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)        When a series of Preferred Stock has been duly established in accordance with the terms of KWH’s Second Amended and Restated Certificate of Incorporation and authorized by all necessary corporate action of KWH, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)        When a warrant agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of KWH, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement and in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

(4)        When a warrant agreement has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of KWH, and when the Warrants have been duly executed, authenticated, issued and delivered against

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payment therefor in accordance with such warrant agreement and in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and when certificates in due form representing the Common Stock or Preferred Stock, as applicable, initially reserved for issuance upon exercise of such Warrants have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the Warrants and warrant agreement upon exercise of such Warrants, such Common Stock or Preferred Stock, as applicable, will have been duly authorized by all necessary corporate action of KWH, and will be validly issued, fully paid, and nonassessable.

(5)        When the KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such KWH Debt Securities will be legally valid and binding obligations of KWH, enforceable against KWH in accordance with their terms.

(6)        When the KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular KWH Debt Guarantee of such series of KWH Debt Securities by a KWH Guarantor have been duly established in accordance with such KWH Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Guarantor, and when a supplement to the KWH Indenture providing for such KWH Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KWH Guarantor and KWH and duly

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executed and delivered, and when such KWH Debt Guarantee has been duly executed, issued and delivered in accordance with the KWH Indenture and such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KWH Debt Guarantee will be a legally valid and binding obligation of such KWH Guarantor, enforceable against such KWH Guarantor in accordance with its terms.

(7)        When the KWH Indenture has been duly authorized by all necessary corporate action of KWH and duly executed and delivered, and when the specific terms of a particular series of KWH Debt Securities have been duly established in accordance with such KWH Indenture and such establishment and the issuance of such KWH Debt Securities have been authorized by all necessary corporate action of KWH, providing that such KWH Debt Securities will be convertible into shares of Common Stock or Preferred Stock, and such KWH Debt Securities have been duly executed and issued by KWH, duly authenticated by the KWH Trustee and duly delivered by or on behalf of KWH against payment therefor in accordance with the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action (assuming the Common Stock or Preferred Stock, as applicable, issuable upon conversion of such KWH Debt Securities has been duly authorized and reserved for issuance by all necessary corporate action of KWH), and when certificates in due form representing the Common Stock or Preferred Stock, as applicable, reserved for issuance upon conversion of such KWH Debt Securities have been manually signed by authorized officers of KWH and the transfer agent and registrar therefor, and have been delivered in accordance with the terms of the authorization thereof and the KWH Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement upon conversion of such KWH Debt Securities in a principal amount not less than the par value of such shares of Common Stock or Preferred Stock, as applicable, to be issued upon such conversion, such shares of Common Stock or Preferred Stock, as applicable, will be validly issued, fully paid, and nonassessable.

(8)        When the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with the KW New Debt Indenture and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the KW New Debt Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such KW New Debt Securities will be legally valid and binding obligations of KW,

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enforceable against KW in accordance with their terms.

(9)        When the specific terms of a particular series of KW New Debt Securities have been duly established in accordance with the KW New Debt Indenture and such establishment and the issuance of such KW New Debt Securities have been authorized by all necessary corporate action of KW, and such KW New Debt Securities have been duly executed and issued by KW, duly authenticated by the KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the KW New Debt Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular KW New Debt Guarantee of such series of KW New Debt Securities by a KW Guarantor have been duly established in accordance with such KW New Debt Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Guarantor, and when a supplement to the KW New Debt Indenture providing for such KW New Debt Guarantee has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Guarantor and KW and duly executed and delivered, and when such KW New Debt Guarantee has been duly executed, issued and delivered in accordance with the KW New Debt Indenture and such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such KW New Debt Guarantee will be a legally valid and binding obligation of such KW Guarantor, enforceable against such KW Guarantor in accordance with its terms.

(10)        When the issuance of 2019 Notes or 2042 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2019 Notes or 2042 Notes, as applicable, have been duly executed and issued by KW, duly authenticated by the KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2019 Note Indenture or the 2042 Note Indenture, as applicable, and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate action, such 2019 Notes or 2042 Notes, as applicable, will be legally valid and binding obligations of KW, enforceable against KW in accordance with their terms.

(11)        When the issuance of 2019 Notes or 2042 Notes pursuant to the Registration Statement has been authorized by all necessary corporate action of KW, and such 2019 Notes or 2042 Notes, as applicable, have been duly executed and issued by KW, duly authenticated by the KW Trustee and duly delivered by or on behalf of KW against payment therefor in accordance with the 2019 Note Indenture or the 2042 Note Indenture, as applicable, and in the manner contemplated by the Registration Statement,

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the Prospectus and the applicable Prospectus Supplement and by such corporate action, and when the specific terms of a particular 2019 Note Guarantee or 2042 Note Guarantee, as applicable, of such 2019 Notes or 2042 Notes, as applicable, by a KW Guarantor have been duly established in accordance with the 2019 Note Indenture or the 2042 Note Indenture, as applicable, and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Guarantor, and when any necessary supplement to the 2019 Note Indenture or the 2042 Note Indenture, as applicable, providing for such 2019 Note Guarantee or 2042 Note Guarantee, as applicable, has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of such KW Guarantor and KW and duly executed and delivered, and when such 2019 Note Guarantee or 2042 Note Guarantee, as applicable, has been duly executed, issued and delivered in accordance with the 2019 Note Indenture or the 2042 Note Indenture, as applicable, and any such supplement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and by such corporate, limited liability company or limited partnership action, as applicable, such 2019 Note Guarantee or 2042 Note Guarantee, as applicable, will be a legally valid and binding obligation of such KW Guarantor, enforceable against such KW Guarantor in accordance with its terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the KWH Indenture and Section 4.4 of the KW Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (h) any provision to the

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extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (i) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (j) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (k) waivers of broadly or vaguely stated rights, (l) covenants not to compete, (m) provisions for exclusivity, election or cumulation of rights or remedies, (b) provisions authorizing or validating conclusive or discretionary determinations, (o) grants of setoff rights, (p) proxies, powers and trusts, (q) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (r) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed (i) that each of the Warrants, Debt Securities and Guarantees, and the respective warrant agreements and Indentures, and supplements to the foregoing, and other agreements or instruments governing the Securities (collectively, the “Documents”) will be governed by the internal laws of the State of California or Illinois, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than KWH, KW and the Guarantors, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

KULIK GOTTESMAN & SIEGEL LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

November 1, 2013

Very truly yours,

/S/ KULIK GOTTESMAN & SIEGEL LLP

KULIK GOTTESMAN & SIEGEL LLP

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

November 1, 2013

Schedule A

KWH Guarantors

1.	Kennedy-Wilson Properties, Ltd.
2.	Kennedy-Wilson Property Services, Inc.
3.	Kennedy-Wilson Property Services II, Inc.
4.	Kennedy Wilson Property Services III, L.P.
5.	Kennedy-Wilson Property Equity, Inc.
6.	Kennedy-Wilson Property Equity II, Inc.
7.	Kennedy-Wilson Property Special Equity, Inc.
8.	Kennedy-Wilson Property Special Equity II, Inc.
9.	Kennedy Wilson Property Special Equity III, LLC
10.	K-W Properties
11.	Kennedy Wilson Property Services III GP, LLC
12.	KW BASGF II Manager, LLC
13.	KWF Investors I, LLC
14.	KWF Investors II, LLC
15.	KWF Investors III, LLC
16.	KWF Manager I, LLC
17.	KWF Manager II, LLC
18.	KWF Manager III, LLC
19.	Kennedy Wilson Overseas Investments, Inc.
20.	Fairways 340 Corp.
21.	KW - Richmond, LLC
22.	SG KW Venture I Manager LLC
23.	KW Loan Partners I LLC
24.	KW Loan Partners II LLC
25.	KW Summer House Manager, LLC
26.	KW Montclair, LLC
27.	KW Blossom Hill Manager, LLC
28.	KW Serenade Manager, LLC
29.	K-W Santiago Inc.
30.	KW Redmond Manager, LLC
31.	Dillingham Ranch Aina LLC
32.	68-540 Farrington, LLC
33.	KW Dillingham Aina LLC
34.	Kennedy Wilson Fund Management Group, LLC
35.	Kennedy-Wilson International
36.	Kennedy-Wilson Tech, Ltd.

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37.	KWP Financial I
38.	Kennedy Wilson Auction Group Inc.
39.	Kenney-Wilson Properties, LTD.
40.	KWF Manager IV, LLC
41.	KWF Manager V, LLC
42.	KW Ireland, LLC
43.	Kennedy Wilson Property Equity IV, LLC
44.	KW Builder Marketing Services, Inc.
45.	KW Fund IV - Kohanaiki, LLC
46.	KW Telstar Partners, LLC
47.	KWF Investors IV, LLC
48.	KWF Investors V, LLC
49.	Meyers Research, LLC
50.	KW Armacost, LLC
51.	Santa Maria Land Partners Manager, LLC
52.	KW Investment Adviser, LLC
53.	Kennedy-Wilson Capital
54.	KW Captowers Partners, LLC
55.	KW Four Points, LLC
56.	KW Loan Partners VII, LLC
57.	KWF Investors VII, LLC
58.	KWF Manager VII, LLC
59.	KW Residential Capital, LLC
60.	KW Boise Plaza, LLC
61.	KW Loan Partners VIII, LLC
62.	KW UR Investments 1, LLC
63.	KW UR Investments 2, LLC
64.	Kennedy Wilson Property Services IV, L.P.
65.	Kennedy Wilson Property Services IV GP, LLC
66.	KW/CV Third-Pacific Manager, LLC
67.	KW EU Loan Partners II, LLC
68.	KWF Investors VIII, LLC
69.	KWF Manager VIII, LLC
70.	KW 1200 Main, LLC
71.	KW Harrington LLC
72.	KW 5200 Lankershim Manager, LLC
73.	KWF Manager X, LLC
74.	KWF Manager XI, LLC
75.	KWF Manager XII, LLC

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76.	KW Real Estate Venture XIII, LLC
77.	KWF Manager XIII, LLC
78.	KWF Manager XV, LLC
79.	KW EU Loan Partners III, LLC
80.	KW EU Investors I, LLC
81.	KW Richfield Plaza, LLC
82.	KW Currier Square Shopping Center, LLC
83.	KW Creekview Shopping Center, LLC
84.	KW Securities, LLC
85.	KW 2012O LLC
86.	KW 2012P LLC
87.	KW 2012Q LLC
88.	KW 2012R LLC
89.	KW 2012S LLC
90.	KW 2012T LLC
91.	KW 2012U LLC
92.	KW 2012V LLC
93.	KW 2012W LLC
94.	KW 2012X LLC
95.	KW 2012Y LLC
96.	KW 2012Z LLC
97.	KW 2013A LLC
98.	KW 2013B LLC
99.	KW 2013C LLC
100.	KW 2013D LLC
101.	KW 2013E LLC
102.	KW 2013F LLC
103.	KW 2013G LLC
104.	KW 2013H LLC
105.	KW 2013I LLC
106.	KW 2013J LLC
107.	KW 2013K LLC
108.	KW 2013L LLC
109.	KW 2013M LLC
110.	KW 2013N LLC
111.	KW 2013O LLC
112.	KW 2013P LLC
113.	KW 2013Q LLC
114.	KW 2013R LLC

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115.	KW 2013S LLC
116.	KW 2013T LLC
117.	KW 2013U LLC
118.	KW 2013V LLC
119.	KW 2013W LLC
120.	KW 2013X LLC
121.	KW 2013Y LLC
122.	KW 2013Z LLC
123.	KW 2013AA LLC
124.	KW 2013BB LLC
125.	KW 2013CC LLC
126.	KW 2013DD LLC
127.	KW 2013EE LLC
128.	KW 2013FF LLC
129.	KW 2013GG LLC
130.	KW 2013HH LLC
131.	KW 2013II LLC
132.	KW 2013JJ LLC
133.	KW 2013KK LLC
134.	KW 2013LL LLC
135.	KW 2013MM LLC
136.	KW 2013NN LLC
137.	KW 2013OO LLC
138.	KW 2013PP LLC
139.	KW 2013QQ LLC
140.	KW 2013RR LLC
141.	KW 2013SS LLC
142.	KW 2013TT LLC
143.	KW 2013UU LLC
144.	KW 2013VV LLC
145.	KW 2013WW LLC
146.	KW 2013XX LLC
147.	KW 2013YY LLC
148.	KW 2013ZZ LLC